UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2006

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2006, the Registrant’s Board of Directors amended Halliburton’s By-laws. The amendments include (i) revising the location where the list of stockholders entitled to vote at each meeting of the stockholders will be open to examination by stockholders prior to the meeting, (ii) revising the period for notice to be given of a special meeting of the stockholders, (iii) adding a provision addressing committees of the Board of Directors, (iv) revising provisions regarding meetings of the Board and committees of the Board, (v) revising the provisions on officers appointed by the Board, (vi) revising the designation of officers that are authorized to sign stock certificates, (vii) deleting a provision on checks and debt instruments, (viii) revising the provisions on dividends, (ix) revising the provision on the manner of giving notice, and (x) deleting the provisions on divisions and divisional officers and on groups and group officers.

The amended By-laws are attached to this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

3.1	By-laws revised effective May 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 22, 2006	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

3.1	By-laws revised effective May 17, 2006.